Registration No. 333-186282

As filed with the Securities and Exchange Commission on March 1, 2013

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1 /A

AMENDMENT #1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

VANELL, CORP.
(Exact name of registrant as specified in its charter)

Nevada (State or Other Jurisdiction of Incorporation or Organization)	7380 Primary Standard Industrial Classification Code Number	33-1225521 IRS Employer Identification Number

Res. San Antonio Bk 10, Pje 7 N5

San Antonio Del Monte, Sonsonate,

El Salvador SV-106090030

Tel. 011-503-79511698

E-mail: vanellcorp@gmail.com

 (Address, telephone number and e-mail address of principal executive offices)

Incorp Services, Inc.

2360 Corporate Circle, Ste. 400

Henderson, Nevada 89074-7722

Tel. (702) 866-2500

Fax.  (702) 866-2689

 (Name, address and telephone number of agent for service)

Copies To:

Stepp Law Corporation

15707 Rockfield Boulevard, Suite 101

Irvine, California 92618

tes@stepplawgroup.com

Phone: (949) 660-9700

Fax: (949) 660-9010

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Approximate date of proposed sale to the public:	as soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box  |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  |__|

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company: in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer |__| Accelerated filer |__|

Non-accelerated filer |__| Smaller reporting company | X |

(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED	PROPOSED MAXIMUM OFFERING PRICE PER UNIT (1)	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE (2)	AMOUNT OF REGISTRATION FEE (2)
Common Stock	880,000	$0.06 per share	$52,800	$19.76

(1)	Determined arbitrarily by adding a $0.03 premium to the last sale price of our common stock to investors.
(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

SUBJECT TO COMPLETION, Dated March 1 , 2013

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PROSPECTUS
Vanell, Corp.

880,000 SHARES
COMMON STOCK

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus for a period of up to two years from the effective date.

Our common stock is presently not traded on any market or securities exchange.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK.  See section entitled "Risk Factors" on pages 7-13.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The selling shareholders will sell our shares at $0.06 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices.  We determined this offering price arbitrarily by adding a $0.03 premium to the last sale price of our common stock to investors.  This offering is priced at the time of the commencement of the offering and must remain offered at such price during the entire duration of the offering until and unless the security is subsequently listed on an exchange or is listed by a market maker on the OTC BB.  Currently the company is not so listed and there is no assurance that the stock will ever be so listed.

There has been no market for our securities.  Our common stock is not traded on any exchange or on the Over-the-Counter market.  After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with FINRA for our common stock to become eligible for trading on the Over-the-Counter Bulletin Board.  We do not yet have a market maker who has agreed to file such application.  There is no  assurance  that a trading  market  will  develop  or,  if  developed,  that it will be  sustained.  Consequently, a purchaser of our common stock may find it difficult to resell the securities offered herein should the purchaser desire to do so.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and, as such, may elect to comply with certain reduced public company reporting requirements for future filings. Investing in our common stock involves risk. See “Risk Factors” beginning on page 7 of this prospectus.

The Date of This Prospectus Is: March 1 , 2013

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Summary

Prospective investors are urged to read this prospectus in its entirety.

Vanell, Corp. was found in the State of Nevada on September 7, 2012. We are an El Salvador based corporation and provide consulting services in commercial cultivation and processing of coffee in El Salvador. To date, our business operations have been limited to primarily, the development of a business plan, the completion of private placements for the offer and sale of our common stock, discussing the offers of our consulting services with potential customers, signing of the consulting service agreement with Finca La Esmeralda, a private El-Salvadorian company and realization of first revenue of $2,400 pursuant to the signed agreement with Finca La Esmeralda.

We are a development stage company and cannot state with certainty whether we will achieve significant profitability. As of March 1 , 2013 we have minimal revenues and assets. We plan to expand our services to Central American and North American markets in the future if we have the available resources and growth to warrant it.

We must raise additional capital in order for our business plan to succeed. We are not raising any money in this offering. The most likely source of future funds available to us is through the sale of additional shares of common stock, revenues realized from the signed consulting agreement with Finca La Esmeralda or advances from our sole director. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us. Failure to raise additional financing will cause us to go out of business.  If this happens, you could lose all or part of your investment.

On November 26, 2012 the service agreement was signed with Finca La Esmeralda, an El Salvador based company.

Even though the negotiation of additional agreements with customers will be ongoing during the life of our operations, we cannot guarantee that we will be able to find successful agreements, in which case our business may fail and we will have to cease our operations.

We were incorporated on September 7, 2012 under the laws of the state of Nevada.  Our principal office is located at Res. San Antonio Bk 10, Pje 7 N5 San Antonio Del Monte, Sonsonate, El Salvador  SV-106090030. Our telephone number is 011-503-79511698.  Our fiscal year end is December 31.

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The Offering:

Securities Being Offered	Up to 880,000 shares of common stock.
Offering Price

The selling shareholders will sell our shares at $0.06 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices.  We determined this offering price arbitrarily by adding a $0.03 premium to the last sale price of our common stock to investors.  This offering is priced at the time of the commencement of the offering and must remain offered at such price during the entire duration of the offering until and unless the security is subsequently listed on an exchange or is listed by a market maker on the OTC BB.  Currently the company is not so listed and there is no assurance that the stock will ever be so listed.

Terms of the Offering	The selling shareholders will determine when and how they will sell the common stock offered in this prospectus.
Termination of the Offering

The offering will conclude when all of the 880,000 shares of common stock have been sold, or we decide at any time to terminate the registration of the shares at our sole discretion.  In any event, the offering shall be terminated no later than two years from the effective date of this registration statement.

Securities Issued and to be Issued

880,000 shares of our common stock to be sold in this prospectus are issued and outstanding as of the date of this prospectus.  All of the common stock to be sold under this prospectus will be sold by existing shareholders.

Use of Proceeds	We will not receive any proceeds from the sale of the common stock by the selling shareholders.
Market for the common stock

There has been no market for our securities.  Our common stock is not traded on any exchange or on the Over-the-Counter market.  After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with FINRA for our common stock to become eligible for trading on the Over-the-Counter Bulletin Board.  We do not yet have a market maker who has agreed to file such application.  There is no assurance that a trading market will develop or, if developed, that it will be sustained.  Consequently, a purchaser of our common stock may find it difficult to resell the securities offered herein should the purchaser desire to do so.

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Summary Financial Information

The following financial information summarizes the more complete historical financial information at the end of this prospectus.

As of December 31, 2012 (Audited)
Balance Sheet
Total Assets	$23,663
Total Liabilities	$512
Stockholders’ Equity	$23,151
Period from September 7, 2012 (date of inception) to December 31,2012 (Audited)
Income Statement
Revenue	$2,400
Total Expenses	$1,211
Corporate Income Taxes	$238
Net Income	$951

Risk Factors related to our Business and Industry

Please consider the following risk factors before deciding to invest in our common stock.  Any investment in our common stock is speculative.  You should carefully consider the risks described below and all of the information contained in this Prospectus before deciding whether to purchase our common stock.  If any of the following risks actually occur, our business, financial condition and results of operations could be harmed. If any of these risks materialize, the trading price of our common stock could decline and you may lose all or part of your investment. All material risks were included in this section.

WE LACK AN OPERATING HISTORY AND THERE IS NO ASSURANCE OUR FUTURE OPERATIONS WILL RESULT IN SIGNIFICANT REVENUES OR PROFITABILITY.  IF WE CANNOT GENERATE SUFFICIENT REVENUES TO OPERATE PROFITABLY, WE MAY SUSPEND OR CEASE OPERATIONS.

We were incorporated on September 7, 2012, and our net income  since inception to December 31, 2012 is $951. We have  little operating history upon which an evaluation of our future success or failure can be made. Based upon current plans, we expect to incur operating losses in the foreseeable future because we will be incurring large expenses consisting mostly of general administrative expenses, business development, marketing costs, support materials and costs associated with being a publicly reporting company and generating small revenues.  Failure to generate significant revenues in the future will cause us to go out of business.

IF WE DO NOT OBTAIN ADDITIONAL FINANCING, OUR BUSINESS MAY FAIL.

While on December 31, 2012, we had cash on hand of $23,663, our current cash reserves are not sufficient to meet our obligations for the next twelve-month period.  We anticipate that the minimum additional capital necessary to fund our planned operations for the 12-month period will be approximately $ 30,000 and will be needed for general administrative expenses, business development, marketing costs, support materials and costs associated with being a publicly reporting company.  We have generated  revenues of $2,400 from operations to date.  In order to expand our business operations, we anticipate that we will have to raise additional funding.  If we are not able to raise the capital necessary to fund our business expansion objectives, we may have to delay the implementation of our business plan.

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We do not currently have any arrangements for financing.  Obtaining additional funding will be subject to a number of factors, including general market conditions, investor acceptance of our business plan and initial results from our business operations.  These factors may impact the timing, amount, terms or conditions of additional financing available to us.

We are not raising any money in this offering. The most likely source of future funds available to us is through the sale of additional shares of common stock, revenues realized pursuant to the agreement signed with Finca La Esmeralda or advances from our sole director.

There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us. Failure to raise additional financing will cause us to go out of business.  If this happens, you could lose all or part of your investment.

LACK OF SIGNIFICANT REVENUES TO DATE MAY CAUSE A SUBSTANTIAL DOUBT AS TO WHETHER WE WILL CONTINUE OPERATIONS. IF WE DISCONTINUE OPERATIONS, YOU COULD LOSE YOUR INVESTMENT.

Vanell, Corp. was incorporated on September 7, 2012. We are a development stage company. Even though we have earned revenues of  $2,400 as of the date of this prospectus and have earned net income  of $951 since inception to December 31, 2012 , you  cannot  evaluate  our  business,  and  therefore  our  future prospects,  due  to  a  lack  of  operating  history and small revenues.  To date, our business operations have been limited to primarily, the development of a business plan, the completion of private placements for the offer and sale of our common stock, discussing the offer of consulting services with potential customers, and the signing of the consulting service agreement with Finca La Esmeralda, a private El Salvador company. Potential investors should be aware of the difficulties normally encountered by development stage companies and the high rate of failure of such enterprises.   In addition, there is no guarantee that we will be able to expand our business operations.   Even if we expand our operations, at present, we do not know precisely when this will occur.

We cannot guarantee that we will be successful in generating revenues and profit in the future. Failure to generate revenues and profit will cause us to suspend or cease operations. If this happens, you could lose all or part of your investment.

WE FACE STRONG COMPETITION FROM LARGER AND WELL ESTABLISHED COMPANIES, WHICH COULD HARM OUR BUSINESS AND ABILITY TO OPERATE PROFITABLY.

Our industry is competitive.  There are many different companies that provide consulting services in commercial cultivation and processing of coffee in El Salvador and our services are not unique to their services. Even though the industry is highly fragmented, it has a number of large and well established companies, which are profitable and have developed a brand name. Aggressive marketing tactics implemented by our competitors could impact our limited financial resources and adversely affect our ability to compete in our market.

COMPETITION FOR POTENTIAL CUSTOMER ACCOUNTS IS INTENSE.  FAILURE TO COMPETE WILL AFFECT OUR FINANCIAL CONDITION.

Winning customers will be critical to our ability to grow our business.  Competition for potential customer accounts is intense.  Failing to obtain orders for our services from potential customers, for competitive reasons or otherwise, would materially adversely affect our operating results and financial condition.

WE PROVIDE OUR CONSULTING SERVICES TO ONE CUSTOMER. IF THAT CUSTOMER DECREASED, MODIFIED OR TERMINATED ITS RELATIONSHIP WITH US, OUR BUSINESS WOULD LIKELY FAIL IF WE ARE UNABLE TO FIND A SUBSTITUTE FOR THAT CUSTOMER.

We signed the consulting service agreement with Finca La Esmeralda, a private El Salvador company. Our agreement with this company does not prevent it from termination of its relationship with us. If this company decreased, modified or terminated its association with us for any reason, we would suffer an interruption in our business unless and until we found a substitute for that customer. If we were unable to find a substitute for that customer, our business would likely fail. We cannot predict what the likelihood would be of finding an acceptable substitute customer.

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PRICE COMPETITION COULD NEGATIVELY AFFECT OUR GROSS MARGINS.

Price competition could negatively affect our operating results.  To respond to competitive pricing pressures, we will have to offer our services at lower prices in order to retain or gain market share and customers.  If our competitors offer discounts on certain services in the future, we will need to lower prices to match the competition, which could adversely affect our gross margins and operating results.

BECAUSE MR. MAGANA, OUR SOLE OFFICER AND DIRECTOR, IS NOT A RESIDENT OF THE UNITED STATES IT MAY BE DIFFICULT TO ENFORCE ANY LIABILITIES AGAINST HIM.

Accordingly, if an event occurs that gives rise to any liability, shareholders would likely have difficulty in enforcing such liabilities because Mr. Francisco Douglas Magana, our sole officer and director resides outside the United States. If a shareholder desired to sue, the shareholder would have to serve a summons and complaint. Even if personal service is accomplished and a judgment is entered against a person, the shareholder would then have to locate assets of that person, and register the judgment in the foreign jurisdiction where assets are located.

BECAUSE COMPANY’S HEADQUARTERS ARE LOCATED OUTSIDE THE UNITED STATES, U.S. INVESTORS MAY EXPERIENCE DIFFICULTIES IN ATTEMPTING TO AFFECT SERVICE OF PROCESS AND TO ENFORCE JUDGMENT BASED UPON U.S. FEDERAL SECURITIES LAWS AGAINST THE COMPANY AND ITS NON U.S. RESIDENT OFFICER AND DIRECTOR.

While we are organized under the laws of State of Nevada, our officer and director is a non-U.S. resident and our headquarters are located outside the United States.  Consequently, it may be difficult for investors to affect service of process in the United States and to enforce in the United States judgments obtained in United States courts based on the civil liability provisions of the United States securities laws.  Since all our assets will be located in El Salvador , they will be outside of the jurisdiction of United States courts to administer, if we become subject of an insolvency or bankruptcy proceeding. As a result, if we declare bankruptcy or insolvency, our shareholders may not receive the distributions on liquidation that they would otherwise be entitled to if our assets were to be located within the United States under United States bankruptcy laws.

WE MAY BE EXPOSED TO POTENTIAL RISKS RESULTING FROM NEW REQUIREMENTS UNDER SECTION 404 OF THE SARBANES-OXLEY ACT OF 2002.

Upon the effectiveness of our registration statement, we will be newly public company.  We will not need to comply with Section 404 of the Sarbanes-Oxley Act until we file our second annual report with the SEC.  However, we will need to include a statement in our first annual report and we must indicate that the annual report does not include either a management’s report on internal control or auditor attestation of internal control.

We have not yet completed our assessment of the effectiveness of our internal control over financial reporting, and we expect to incur additional expenses and diversion of management’s time as a result of performing the system and process evaluation, testing and remediation required in order for us and our auditors to comply with the auditor attestation requirements.

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AS AN “EMERGING GROWTH COMPANY” UNDER THE JOBS ACT, WE ARE PERMITTED TO RELY ON EXEMPTIONS FROM CERTAIN DISCLOSURE REQUIREMENTS.

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

- have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

- comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

- submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and

-  disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the Chief Executive’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

Until such time, however, we cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

BECAUSE OUR SOLE OFFICER AND DIRECTOR HAS OTHER BUSINESS INTERESTS, HE MAY NOT BE ABLE OR WILLING TO DEVOTE A SUFFICIENT AMOUNT OF TIME TO OUR BUSINESS OPERATIONS, CAUSING OUR BUSINESS TO FAIL.

Our sole officer and director, Mr. Francisco D. Magana, will only be devoting limited time to our operations. Mr. Magana intends to devote approximately 25 hours a week of his business time to our affairs. Because our sole officer and director will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to him. As a result, our operations may be periodically interrupted or suspended which could result in a lack of revenues and a possible cessation of operations. It is possible that the demands on Mr. Magana from his other obligations could increase with the result that he would no longer be able to devote sufficient time to the management of our business. In addition, Mr. Magana may not possess sufficient time for our business if the demands of managing our business increase substantially beyond current levels.

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BECAUSE OUR SOLE DIRECTOR HAS AN INTEREST IN A COMPANY INVOLVED IN THE SAME INDUSTRY, THERE IS A POTENTIAL CONFLICT OF INTEREST, INCLUDING THE AMOUNT OF TIME HE IS ABLE TO DEDICATE TO VANELL, CORP. AND ITS BUSINESS.

Our sole director Mr. Magana is associated with another company that is engaged in business activities similar to those conducted by us. Mr. Magana is owner of the agricultural company FDMag S.A. de C.V. while also providing consulting services to commercial coffee growers in El Salvador. FDMag S.A. de C.V. is not an affiliate of Vanell, Corp. Potential conflict of interest may arise in future that may cause our business to fail, including conflict of interest in allocating Mr. Magana’s time to our company as well as additional conflict of interests over determining to which entity a particular business opportunity should be presented. We do not currently have a right of first refusal pertaining to business opportunities that come to management's attention. While our sole officer and director has verbally agreed to present business opportunities first to us, subject to any pre-existing duty he may have, we have not adopted a policy that expressly prohibits our sole officer and director Mr. Magana from having a direct or indirect financial interest in potential future opportunity or from engaging in business activities of the types conducted by us. As a result, in determining to which entity particular business opportunities should be presented, our sole officer and director Mr. Magana may favor him own interests and the interests of FDMag S.A. de C.V. over our interests and those of our shareholders, which could have a material adverse effect on our business and results of operations.

IF MR. MAGANA, OUR SOLE OFFICER AND DIRECTOR, SHOULD RESIGN OR DIE, WE WILL NOT HAVE AN OFFICER OR A DIRECTOR.  THIS COULD RESULT IN OUR OPERATIONS SUSPENDING, AND YOU COULD LOSE YOUR INVESTMENT.

We extremely depend on the services of our sole officer and director, Mr. Magana, for the future success of our business. The loss of the services of Mr. Magana could have an adverse effect on our business, financial condition and results of operations. If he should resign or die we will not have a chief executive officer. If that should occur, until we find another person to act as our chief executive officer, our operations could be suspended. In that event it is possible you could lose your entire investment.

BECAUSE OUR SOLE OFFICER AND DIRECTOR OWNS 77.32% OF OUR ISSUED AND OUTSTANDING COMMON STOCK, HE COULD MAKE AND CONTROL CORPORATE DECISIONS THAT MAY BE DISADVANTAGEOUS TO MINORITY SHAREHOLDERS.

Our sole officer and director, Francisco Magana, owns approximately 77.32% of the outstanding shares of our common stock.  Accordingly, he will have a significant influence in determining the outcome of all corporate transactions or other matters, including mergers, consolidations, and the sale of all or substantially all of our assets.  He will also have the power to prevent or cause a change in control.  The interests of our sole officer and director may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders.

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WE DO NOT EXPECT TO PAY DIVIDENDS IN THE FORESEEABLE FUTURE.

We have never paid any dividends on our common stock.  We do not expect to pay cash dividends on our common stock at any time in the foreseeable future.  The future payment of dividends directly depends upon our future earnings, capital requirements, financial requirements and other factors that our board of directors will consider.  Since we do not anticipate paying cash dividends on our common stock, a return on your investment, if any, will depend solely on an increase, if any, in the market value of our common stock.

ANY ADDITIONAL FUNDING WE ARRANGE THROUGH THE SALE OF OUR COMMON STOCK WILL RESULT IN DILUTION TO EXISTING SHAREHOLDERS.

We must raise additional capital in order for our business plan to succeed. We are not raising any money in this offering.  Our most likely source of additional capital will be through the sale of additional shares of common stock.  Such stock issuances will cause stockholders' interests in our company to be diluted.  Such dilution will negatively affect the value of investors’ shares.

OUR SHARES OF COMMON STOCK ARE SUBJECT TO THE “PENNY STOCK” RULES OF THE SECURITIES AND EXCHANGE COMMISSION AND THE TRADING MARKET IN OUR SECURITIES WILL BE LIMITED, WHICH WILL MAKE TRANSACTIONS IN OUR STOCK CUMBERSOME AND MAY REDUCE THE VALUE OF AN INVESTMENT IN OUR STOCK.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in "penny stocks.”  Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).  Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the SEC, which specifies information about penny stocks and the nature and significance of risks of the penny stock market.  A broker-dealer must also provide the customer with bid and offer quotations for the penny stock, the compensation of the broker-dealer, and sales person in the transaction, and monthly account statements indicating the market value of each penny stock held in the customer's account.  In addition, the penny stock rules require that, prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction.  These disclosure requirements may have the effect of reducing the trading activity in the secondary market for stock that becomes subject to those penny stock rules.  If a trading market for our common stock develops, our common stock will probably become subject to the penny stock rules, and shareholders may have difficulty in selling their shares.

IF OUR SHARES OF COMMON STOCK COMMENCE TRADING ON THE OTC BULLETIN BOARD, THE TRADING PRICE MAY FLUCTUATE SIGNIFICANTLY AND STOCKHOLDERS MAY HAVE DIFFICULTY RESELLING THEIR SHARES.

As of the date of this Registration Statement, our common stock does not yet trade on the Over-the-Counter Bulletin Board.  If our shares of common stock commence trading on the Bulletin Board, there is a volatility associated with Bulletin Board securities in general and the value of your investment could decline due to the impact of any of the following factors upon the market price of our common stock: (i) disappointing results from our development efforts; (ii) failure to meet our revenue or profit goals or operating budget; (iii) decline in demand for our common stock; (iv) downward revisions in securities analysts' estimates or changes in general market conditions; (v) technological innovations by competitors or in competing technologies; (vi) lack of funding generated for operations; (vii) investor perception of our industry or our prospects; and (viii) general economic trends.

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We do not have a market maker. There is no current trading market for our securities and if a trading market does not develop, purchasers of our securities may have difficulty selling their shares. In addition, stock markets have experienced price and volume fluctuations and the market prices of securities have been highly volatile.  These fluctuations are often unrelated to operating performance and may adversely affect the market price of our common stock.  As a result, investors may be unable to sell their shares at a fair price and you may lose all or part of your investment.

FOLLOWING THE EFFECTIVE DATE OF OUR REGISTRATION STATEMENT, OF WHICH THIS PROSPECTUS IS A PART, WE WILL BE SUBJECT TO THE PERIODIC REPORTING REQUIREMENTS OF SECTION 15(D) OF THE EXCHANGE ACT THAT WILL REQUIRE US TO INCURE AUDIT FEES AND LEGAL FEES IN CONNECTION WITH THE PREPARATION OF SUCH REPORTS. THESE ADDITIONAL COSTS COULD REDUCE OR ELIMINATE OUR ABILITY TO EARN A PROFIT.

Following the effective date of our registration statement of which this prospectus is a part, we will be required to file periodic reports with the SEC pursuant to the Exchange Act and the rules and regulations promulgated thereunder. In order to comply with these requirements, our independent registered public accounting firm will have to review our financial statements on a quarterly basis and audit our financial statements on an annual basis. Moreover, our legal counsel will have to review and assist in the preparation of such reports. The costs charged by these professionals for such services cannot be accurately predicted at this time because factors such as the number and type of transactions that we engage in and the complexity of our reports cannot be determined at this time and will have a major affect on the amount of time to be spent by our auditors and attorneys. However, the incurrence of such costs will obviously be an expense to our operations and thus have a negative effect on our ability to meet our overhead requirements and earn a profit. We may be exposed to potential risks resulting from any new requirements under Section 404 of the Sarbanes-Oxley Act of 2002. If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our common stock, if a market ever develops, could drop significantly.

THERE IS NO CURRENT TRADING MARKET FOR OUR SECURITIES AND IF A TRADING MARKET DOES NOT DEVELOP, PURCHASERS OF OUR SECURITIES MAY HAVE DIFFICULTY SELLING THEIR SHARES.

There is currently no established public trading market for our securities and an active trading market in our securities may not develop or, if developed, may not be sustained. We intend to have a market maker apply for admission to quotation of our securities on the Over-the-Counter Bulletin Board after the Registration Statement relating to this prospectus is declared effective by the SEC. We do not yet have a market maker who has agreed to file such application. If for any reason our common stock is not quoted on the Over-the-Counter Bulletin Board or a public trading market does not otherwise develop, purchasers of the share may have difficulty selling their common stock should they desire to do so. No market makers have committed to becoming market makers for our common stock and none may do so.

WE HAVE NO EXPERIENCE AS A PUBLIC COMPANY.

We have never operated as a public company.   Mr. Magana our sole director and officer has  no experience managing a public company which is required to establish and maintain disclosure controls and procedures and internal control over financial reporting. As a result, we may not be able to operate successfully as a public company, even if our operations are successful.  We plan to comply with all of the various rules and regulations, which are required of a public company.  However, if we cannot operate successfully as a public company, your investment may be adversely affected.  Our inability to operate as a public company could be the basis of your losing your entire investment in us.

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Forward-Looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties.  We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements.  You should not place too much reliance on these forward-looking statements.  Our actual results are most likely to differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in the “Risk Factors” section and elsewhere in this prospectus.

Use of Proceeds

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

Determination of Offering Price

The selling shareholders will sell our shares at $0.06 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices.  We determined this offering price arbitrarily, by adding a $0.03 premium to the last sale price of our common stock to investors.  This offering is priced at the time of the commencement of the offering and must remain offered at such price during the entire duration of the offering until and unless the security is subsequently listed on an exchange or is listed by a market maker on the OTC BB.  Currently the company is not so listed and there is no assurance that the stock will ever be so listed.

Dilution

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding.  Accordingly, there will be no dilution to our existing shareholders.

Selling Shareholders

The selling shareholders named in this prospectus are offering all of the 880,000 shares of common stock offered through this prospectus.  These shares were acquired from us in private placements that were exempt from registration under Regulation S promulgated pursuant to the Securities Act of 1933.  All shares were acquired outside of the United States by non-U.S. persons.  The shares include the following:

1.           720,000 shares of our common stock that the selling shareholders acquired from us in an offering that was completed on November 19, 2012;

2.           160,000 shares of our common stock that the selling shareholders acquired from us in an offering that was completed on December 14, 2012.

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The following table provides as of the date of this prospectus, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

1. the number of shares owned by each prior to this offering;

2. the total number of shares that are to be offered for each;

3. the total number of shares that will be owned by each upon completion of the offering; and

4. the percentage owned by each upon completion of the offering.

Name Of Selling Shareholder	Shares Owned Prior To This Offering	Total Number Of Shares To Be Offered For Selling Shareholders Account	Total Shares to Be Owned Upon Completion Of This Offering	Percentage of Shares owned Upon Completion of This Offering
Adan Adolfo Merlos Linares	40,000	40,000	Nil	Nil
Luis Alonso Barrientos Lopez	40,000	40,000	Nil	Nil
Roberto Orlando Garcia Tejada	40,000	40,000	Nil	Nil
Edgar Orlando Rivera	40,000	40,000	Nil	Nil
Marvin Benedicto Lue Morales	40,000	40,000	Nil	Nil
Sarai Del Socorro Beltran Leonardo	40,000	40,000	Nil	Nil
Fatima Sofia Rodas Delgado	40,000	40,000	Nil	Nil
Sergio Ulises Armas Hernandez	40,000	40,000	Nil	Nil
Elmer Leonidas Mendez Aquino	40,000	40,000	Nil	Nil
Nelson Gerardo Paredez Guzman	40,000	40,000	Nil	Nil
Xiomara Magdalena Ventura de Fajardo	40,000	40,000	Nil	Nil
Antonio de Jesus Ortiz Espinoza	40,000	40,000	Nil	Nil
Cecilia del Carmen Morales Ramon	40,000	40,000	Nil	Nil
Cesar Armando Castillo Acevedo	40,000	40,000	Nil	Nil
Tatiana Fabiola Alas Morales	40,000	40,000	Nil	Nil
Claudia Maria Colindres Mendez	40,000	40,000	Nil	Nil
Guadalupe Araceli Barillas Lopez	40,000	40,000	Nil	Nil
Leticia Lizzette Gracia Chavez	40,000	40,000	Nil	Nil
Jaime Henry Martinez Lemus	20,000	20,000	Nil	Nil
Claudia Morales de Magana (1)	20,000	20,000	Nil	Nil
Douglas Antonio Orozco Lemus	20,000	20,000	Nil	Nil
Guillermo Alexander Lopez Moran	20,000	20,000	Nil	Nil
Julio Renaldo Catota	20,000	20,000	Nil	Nil
Mauricio Marcelo Shupan Pinto	20,000	20,000	Nil	Nil
Moises Alberto Mejia Rivas	20,000	20,000	Nil	Nil
Sandra Elizabeth Ruiz Lemus	20,000	20,000	Nil	Nil

(1) Spouse of our sole officer and director Francisco Douglas Magana

Besides the above, there are no relationships between our selling shareholders and our sole officer and director.

The named party beneficially owns and has sole voting and investment power over all shares or rights to these shares.  The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold.  The percentages are based on 880,000 shares of common stock issued and outstanding on the date of this prospectus.

Other than disclosed above, none of the selling shareholders:

1. has had a material relationship with us other than as a shareholder at any time within the past three years;

2. has ever been one of our officers or directors;

3. is a broker-dealer; or a broker-dealer's affiliate.

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Plan of Distribution

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions.  There are no arrangements, agreements or understandings with respect to the sale of these securities.

The selling shareholders will sell our shares at $0.06 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices.  We determined this offering price arbitrarily by adding a $0.03 premium to the last sale price of our common stock to investors.  This offering is priced at the time of the commencement of the offering and must remain offered at such price during the entire duration of the offering until and unless the security is subsequently listed on an exchange or is listed by a market maker on the OTC BB.  Currently the company is not so listed and there is no assurance that the stock will ever be so listed.

The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144, when eligible.

If applicable, the selling shareholders may distribute shares to one or more of their partners who are unaffiliated with us.  Such partners may, in turn, distribute such shares as described above.  If these shares being registered for resale are transferred from the named selling shareholders and the new shareholders wish to rely on the prospectus to resell these shares, then we must first file a prospectus supplement naming these individuals as selling shareholders and providing the information required concerning the identity of each selling shareholder and he or her relationship to us.  There is no agreement or understanding between the selling shareholders and any partners with respect to the distribution of the shares being registered for resale pursuant to this registration statement.

We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders.

We are bearing all costs relating to the registration of the common stock.  The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act of 1933 and the Securities Exchange Act of 1934 in the offer and sale of the common stock.  In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

1.	Not engage in any stabilization activities in connection with our common stock;

2.	Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

3.	Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.

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The Securities and Exchange Commission (the “Commission”) has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks.  Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which contains:

- a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

- a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements;

- a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the bid and ask price;

- a toll-free telephone number for inquiries on disciplinary actions;

- a definition of significant terms in the disclosure document or in the conduct of trading penny stocks; and

- such other information and is in such form (including language, type, size, and format) as the Commission shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with:

- bid and offer quotations for the penny stock;

- the compensation of the broker-dealer and its salesperson in the transaction;

- the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

- monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.  These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules.  Therefore, stockholders may have difficulty selling those securities.

Description of Securities

General

Our authorized capital stock consists of 75,000,000 shares of common stock at a par value of $0.001 per share.

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Common Stock

As of March 1 , 2013 there were 3,880,000 shares of our common stock issued and outstanding held by 27 stockholders of record.

Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote.  Holders of common stock do not have cumulative voting rights.  Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors.  Holders of our common stock representing a majority of the voting power of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders.  A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our articles of incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds.  In the event of liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock.  Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

We do not have an authorized class of preferred stock.

Dividend Policy

We have never declared or paid any cash dividends on our common stock.  We currently intend to retain future earnings, if any, to finance the expansion of our business.  As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share Purchase Warrants

We have not issued and do not have any outstanding warrants to purchase shares of our common stock.

Options

We have not issued and do not have any outstanding options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have any outstanding securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

Interests of Named Experts and Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, an interest, direct or indirect, in the registrant or any of its parents or subsidiaries.  Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Stepp Law Corporation has provided an opinion on the validity of our common stock.

The financial statements included in this prospectus and the registration statement have been audited by Ronald R. Chadwick, P.C. to the extent and for the periods set forth in their report appearing elsewhere in this document and in the registration statement filed with the SEC, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

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Description of Business

Overview

We were incorporated in the State of Nevada on September 7, 2012.  To date, our business operations have been limited to primarily, the development of a business plan and execution of the consulting agreement with a Finca La Esmeralda, a private El Salvadorian company. We provide consulting services in commercial cultivation and processing of coffee in El Salvador. We plan to expand our services to North American market in the future if we have the available resources and growth to warrant it. We are a development stage company and cannot state with certainty whether we will achieve significant profitability. We have earned minimal revenues since inception and have minimal assets. Our plan of operation is forward-looking. It is likely that we will not be able to achieve significant profitability and might need to cease operations due to the lack of funding. We maintain our statutory registered agent's office at 2360 Corporate Circle, Ste. 400 Henderson, Nevada 89074-7722.  Our business office is located at Res. San Antonio Bk. 10, Pje. 7 N5 San Antonio Del Monte, Sonsonate, El Salvador SV-106090030. Our telephone number is +011-503-79511698.

Consulting Services

Our consulting services for commercial growers of coffee include:

- Consulting in cultivation and harvesting processes

- Quality control

- Hygiene check

- Improvement of cultivation methods

- Improvement of fruiting techniques

- Improvement of coffee quality

- Instructing and training of staff

Our specific areas of services include the following:

Client’s existing cultivation facilities:

1. Review of the current cultivation process used by clients.

2. Prepare a written recommendation for improvement of harvesting methods that are appropriate for existing facility. Special consideration should be given to the selection of the right seed for plantation conditions, rational harvesting, coffee quality, dissolved and injected fertilization and farm mechanization. After approval of any recommendations by client provide necessarily instructing and training of staff (if required).

3. Review of the harvesting methods, processing, packaging and storing of the product.

4. Review of the pest management, especially of berry borers, nematodes, and leaf rust fungus (Hemileia vastatix Berk. And Br.).

5. Prepare a written recommendation for improvement of harvesting, processing, packaging and storing of the product.

6. After the revision of contracts with product distributors prepare a written recommendation regarding marketing strategies, new distributor’s networks and logistic solutions.

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On-Call service:

1. Give verbal or written recommendations or instructions via phone, mail or email regarding any client’s questions that are not mentioned above, but are related to commercial cultivation and processing of coffee.

Coffee Description

Coffee is a small perennial tree, 2 to 5 meters high, with opposing branches that are long, flexible and very thin. The coffee plant is a member of the family Rubiaceae, genus Coffea, of which two species are currently grown commercially: Coffea arabica L. and Coffea canephora. Coffea arabica is the most valued species due to its quality, making it the best known and most widely grown in the world.

El Salvadorian coffee varieties:

1. BOURBON

ORIGIN: Ethiopia; then to Arabia, Netherlands, France and Martinique, and from there to El Salvador. DESCRIPTION: tall plant, long branches, long internode spacing, open architecture, deep red berries.

GROWING ALTITUDE: from 800-1500 meters.

BEAN SIZE: length 0.95 cm; width 0.70 cm; thickness 0.36 cm.

BOURBON CUP QUALITY EVALUATION: Aroma: penetrating and rich, floral overtones, sweet, chocolate-like. Body: full-bodied with excellent mouthfeel. Acidity: medium to high, good brightness, very well balanced. Flavor: sweet and pleasant, with long persistence and complex chocolate- like attributes.

2. TEKISIC OR SALVADORAN BOURBON

ORIGIN: The Tekisic cultivar was obtained from the Bourbon variety in El Salvador.  Its selection began in 1949 and it was released in 1977. The word Tekisic comes from the Nahuat “tekiti,” meaning work, and ISIC, “Instituto Salvadoreño de Investigaciones del Café” (Salvadoran Institute for Coffee Research). Therefore, Tekisic means the work of ISIC.

DESCRIPTION: tall plant, long internode spacing, broad plant architecture, branches that tend to form fans of secondary shoots, light green shoots.

GROWING ALTITUDE: from 800-1500 meters.

BEAN SIZE: length 0.82 cm; width 0.64 cm; thickness 0.35 cm.

3. PACAS

ORIGIN: Mutation of the Bourbon variety reported in Santa Ana, El Salvador in 1949.

DESCRIPTION: short plant; long branches; short internode spacing; dark green leaves; well-developed roots; tolerates wind, sun and drought; compact architecture.

GROWING ALTITUDE: from 600- 1000 meters.

BEAN SIZE: length 0.85 cm; width 0.66 cm; thickness 0.34 cm.

PACAS CUP QUALITY EVALUATION: Aroma: mild with a rich fragrance. Body: medium, with pleasant mouth feel. Acidity: medium, with notable finesse. Flavor: subtle sweetness and lots of finesse.

4. PACAMARA

ORIGIN: A Coffea arabica hybrid originating in El Salvador in 1958 by artificially crossing Pacas with Red Maragogipe, from where it gets the name Pacamara.

DESCRIPTION: mid-size plant; short internode spacing; large, corrugated, dark green leaves; large berries.

GROWING ALTITUDE: 1000 meters and higher.

BEAN SIZE: length 1.03 cm; width 0.71; thickness 0.37 cm.

PACAMARA CUP QUALITY EVALUATION: Aroma: pronounced, with floral overtones and complex chocolate-like sweetness. Body: pronounced, full- bodied, excellent mouthfeel. Acidity: high, elegant. Flavor: chocolate-like, very persistent. (1)

(1) http://www.procafe.com.sv/menu/ArchivosPDF/landofcoffee.pdf

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History of coffee growing in El Salvador

Since its accidental discovery in Ethiopia thousands of years ago, coffee has become a valuable global commodity, a necessity for millions of people who wake up every morning wanting a great cup of coffee.

The wild Coffea Arabica, discovered in ancient Ethiopia, was taken to Arabia between 575 and 850 by African tribes and the Sufis – known as “whirling dervishes.” There, coffee cultivation became so widespread that a jealously guarded monopoly grew up around it, which protected the shipping ports to ensure that no fertile seed left port undetected.   Beans would be roasted or boiled before leaving port so they couldn’t germinate.

El Salvador is more than a country where coffee happens to be grown—in many ways, it is a country created on coffee, as the crop is heavily woven into El Salvador’s history, culture, economy and ecology.

Coffee has a long history in El Salvador, as the first coffee was believed to have arrived there from the Caribbean as early as 1740. Although coffee was grown in the western part of the country for a long period, production did not rise until 1850s and later. The country shipped its first bags of coffee to Europe in 1856, and by the ‘70s, El Salvador was ranked fourth among coffee export countries, harvesting 3.5 million coffee bags.

With such a long history of coffee, it is not surprising that El Salvador knows how to produce a good cup. Coffee flavors range from caramel and chocolate to berries and florals. El Salvador’s top quality coffees have been variously described by world-class cuppers as balanced, with vibrant, berry-like, chocolate and floral notes and bright acidity. The coffees are consistent and creamy, with flavors of vanilla and caramel, a good body and a chunky aroma.

The country’s climate is well-suited for creating delicious coffees, with its six-month long wet and dry seasons, various mountain ranges and volcanoes, and extensive shade canopy. The majority of coffee is grown on volcanic slopes, which experts believe plays a substantial role in the flavor of the coffee.

Coffee is grown in five geographical areas of the country, which differ from one another mainly in terms of altitude and flavor characteristics:

• Apaneca-Ilamatepec Mountain Range -located in the western region, with altitudes ranging from 1,640 to 6,561 feet.

• Central Belt - comprising the Balsamo Mountain Range and the San Salvador Volcano, with altitudes of 1,540 to 4,920 feet.

• Chinchontepec or San Vicente Volcano - altitudes are 1,640 to 3,280 feet, with the San Vicente Volcano rising to 7,155 feet.

• Cacahuatique Mountain Range - ranges in altitudes from 1,640 to 4,920 feet.

• Tecapa-Chinchontepec Mountain Range - various altitudes, from 1,640 to 4,920 feet and up. The San Miguel or Chaparrastique Volcano is the highest peak with an elevation of 7,017 feet.

Cultivation & Processing

El Salvador produces only arabica coffees, mostly traditional varieties such as bourbon and pacas. Some hybrids—including pacamara, caturra, catuai and catisic—are also grown, but in very small amounts. It is estimated that there are some 23,000 coffee growers in the country, about 87 percent of which are small farmers, with farms of 19 hectares or less. Many focus on organic and bird-friendly growing procedures.

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In addition, most farms are diverse, producing a variety of fruits, vegetables and flowers in addition to coffee.

El Salvador has a strong coffee infrastructure, designed to help producers create the best possible crop. Plantations and mills are near each other; thus, coffee is often hand-picked and de-pulped the same day. Strong sunlight allows the coffee to be patio-dried.

The El Salvadorian coffee harvest runs from October to March. Cherries are hand-picked when they have a deep red-wine color and are processed the same day. Quality is strictly controlled during every step of processing to ensure that the best attribute of El Salvadorian coffee come through in every cup.

El Salvadorian coffee growers recycle the resources extracted when coffee is grown, returning them to the soil and environment. The pulp is used as organic matter and the hulls are used for fuel during processing. Solid and liquid waste are treated and disposed of properly.

To summarize El Salvador Coffee at a glance:

- Coffee Arabica: 68 percent bourbon, 29 percent pacas and 3 percent hybrids such as pacamara, caturra and catuai.

- Flavor: characterized by good body and balanced acidity, an excellent sweetness and rich, penetrating aromas.

- Main Growing Regions: Apaneca-Ilamatepec Mountain Range, Central Belt, Chichontepec, Cacahuatique Mountain Range, Tecapa- Chichontepec Mountain Range.

- Elevation: 500 to more than 1,200 meters.

- Farms: an estimated 23,000 growers, 87 percent of which are small farmers with 19 hectares or less.

- Flowering: February–May

- Harves: October–March

- Shipping: December–August

- Processing: majority washed and sun-dried

- Main Buyers: Germany, United States, Belgium, Canada, The Netherlands

Providers of the consulting services in commercial cultivation and processing of coffee

We are a new and un-established company, have a weak competitive position in the industry and have earned revenues of only $2,400.  We have a net income of $951 from September 7, 2012 (date of inception) to December 31, 2012.

We need capital to carry out our current business plan.  We also anticipate that we will require an additional minimum financing approximately $ 30,000 in order to execute our business plan.  We may not have sufficient financing to sustain our current operations.  Many of the companies with whom we compete have greater financial and technical resources than those available to us.  It is uncertain whether consulting services offered by Vanell, Corp. will achieve and sustain high levels of demand and market acceptance.  The development of the markets for the consulting services in commercial cultivation and processing of coffee will be dependent upon larger corporations, domestic companies and service pricing.

Presently in the local El Salvadorian market and in especially in Central America there are some well-structured long standing consulting companies in coffee growing and processing in the marketplace.

Direct competitors include those consulting companies offering services in commercial cultivation and processing of coffee and located throughout El Salvador and Central America.

Indirect competitors are those coffee consulting companies in El Salvador and Central America that focus on a different target market.

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Marketing Our Product

We plan to market our services in El Salvador. Initially, our services will be promoted by our President, Mr. Francisco Douglas Magana. He will discuss our product with his friends and business associates. The marketing and advertising will be targeted to commercial coffee growers in the country, farmers, coffee plantations and mills in El Salvador. We intend to develop and maintain a database of potential clients who may want to use Vanell’s services. We will follow up with these clients periodically and offer them free presentations and special discounts from time to time.  Our methods of communication will include: phone calls, email, and regular mail. We will ask our satisfied clients for referrals.

We will market and advertise our product on our web site by showing its advantages over consulting services in coffee growing and processing offered by other companies. We intend to attract traffic to our website by a variety of online marketing tactics such as registering with top search engines using selected key words (meta tags) and utilizing link and banner exchange options.  We intend to promote our website by displaying it on our promotion materials. We also plan to attend business shows in our industry to showcase our services with a view to find new customers.

We plan to expand our services to North American market in the future only when or if we have the available resources and growth to warrant it. Currently this option is questionable.

Revenues

The company’s revenues will be what we charge our clients for our consulting services.

Please note that below numbers are estimated in nature and are meant to show the capacity of the company without hiring additional employees and not a guarantee of future revenues.

Estimated prices for our consulting services are:

- Initial Meeting with Client - free of charge;

- Consulting Fee, small commercial coffee growers in El Salvador and Central America - varies depending on length of the project and scope of work involved, starting from USD 85.

- Consulting Fee, mid-sized commercial coffee growers in El Salvador and Central America - varies depending on length of the project and scope of work involved, starting from USD 100.

Invoicing will be on a monthly basis, beginning after we have completed our first four weeks of service.  Vanell, Corp.  shall have discretion in selecting the dates and times it performs consulting services throughout the month giving due regard to the needs of the client’s business.  All actual reasonable and necessary expenditures, which are directly related to the consulting services, are to be reimbursed by the clients.

On November 26, 2012 we signed the service agreement with Finca La Esmeralda, an El Salvador based company specializing in cultivation of coffee. We cannot guarantee that we will be able to find additional successful contracts with the potential customers in need of coffee cultivation consulting services in El Salvador and Central America, in which case our business may fail and we will have to cease our operations.

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Competition

Our competitors will include El-Salvadorian companies providing consulting services in commercial cultivation and processing of coffee.  We will not be differentiating ourselves from the foregoing, but merely competing with them. The market of consulting services in coffee growing and processing is large and fragmented, and may be difficult to penetrate. Our competitive position within the industry is negligible in light of the fact that we have just started our operations. Older, well-established companies providing similar services with records of success currently attract customers. Since we have just started operations, we cannot compete with them on the basis of reputation. We do expect to compete with them on the basis of the range of coffee consulting services and the quality of consulting services that we intend to provide.  There can be no assurance that we can maintain a competitive position against current or future competitors, particularly those with greater financial, marketing, service, technical and other resources. Our failure to maintain a competitive position within the market could have a material adverse effect on our business, financial condition and results of operations. At this time, our principal method of competition will be through personal contact with potential clients.

Agreement

On November 26, 2012 Consulting Service Agreement was signed with Finca La Esmeralda, an El Salvador based company.

The agreement with Finca La Esmeralda contains the following material terms:

2. Term of Agreement/Termination: The term of this Agreement shall be for 12 months beginning from the Effective Date, unless terminated earlier as provided herein. CLIENT may terminate this Agreement for any reason upon twenty (20) days advance written notice to Consultant. Consultant may terminate this Agreement in the event that CLIENT commits a breach of its material obligations hereunder, upon twenty (20) days advance written notice and where CLIENT does not cure the breach.

3. Payment: The CLIENT will pay to Consultant $85.00 per hour for services rendered to the CLIENT under this Agreement.  CLIENT should be invoiced for consulting fees in an amount not to exceed $2,500 per month. Invoicing should be on a monthly basis, beginning after the Consultant has completed his first four (4) weeks of service. Under no circumstances shall Consultant perform work having a value (based on the agreed upon per hour rate) in excess of the maximum permitted fee. Consultant shall have discretion in selecting the dates and times it performs consulting services throughout the month giving due regard to the needs of the CLIENT’s business.  Payment by CLIENT is due within thirty (30) days from receipt of an approved invoice. The CLIENT agrees to reimburse Consultant for all actual reasonable and necessary expenditures, which are directly related to the consulting services.  These expenditures include, but are not limited to, expenses related to travel (i.e. airfare, hotel, temporary housing, meals, parking, mileage, etc.), telephone calls, and postal expenditure.  Expenses incurred by Consultant will be reimbursed by the CLIENT within 15 days of Consultant’s proper written request for reimbursement.

4. Invoices/Reporting: All invoices submitted to CLIENT by Consultant for payment must include a written, task based report detailing the services actually and reasonably provided by Consultant to CLIENT along with the time spent by Consultant performing the same. Consultant shall certify in writing that each such invoice is complete and accurate. Payment is contingent on provision of such invoices. Consultant shall provide technical reports in accordance with the Scope of Work attached as Exhibit A.

Initially, our director Mr. Francisco Douglas Magana will work with the current service agreement.  In the future we also expect Mr. Magana to work on potential service agreements with other El-Salvadorian/Central American companies.

We cannot guarantee that we will be able to find additional successful contracts with El-Salvadorian companies, in which case our business may fail and we will have to cease our operations.

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Description of property

We do not have an ownership or leasehold interest in any property.

Insurance

We do not maintain any insurance and do not intend to maintain insurance in the future.  Because we do not have any insurance, if we are made a party of a products liability action, we may not have sufficient funds to defend the litigation.  If that occurs a judgment could be rendered against us that could cause us to cease operations.

Employees. Identification of Certain Significant Employees

We are a development stage company and currently have no employees, other than our sole officer and director Mr. Francisco Douglas Magana. We intend to hire additional employees on an as needed basis.

Research and Development Expenditures

We have not incurred any  research or development expenditures since our incorporation.

Government Regulation

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to the construction and operation of any facility in any jurisdiction which we would conduct activities. We believe that government regulation will have no material impact on the way we conduct our business.

Subsidiaries

We do not have any subsidiaries.

Patents and Trademarks

We do not own, either legally or beneficially, any patents or trademarks.

Offices

Our office is currently located at Res. San Antonio Bk. 10, Pje. 7 N5 San Antonio Del Monte, Sonsonate, El Salvador SV-106090030. Our telephone number is +011-503-79511698. This is the office of our Director, Mr. Francisco Douglas Magana.  We do not pay any rent to Mr. Magana and there is no agreement to pay any rent in the future.  Upon the completion of our offering, we do not intend to establish an office elsewhere.

Legal Proceedings

We are not currently a party to any legal proceedings.  Our address for service of process in Nevada is 2360 Corporate Circle, Ste. 400 Henderson, Nevada 89074-7722.

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Market for Common Equity and Related Stockholder Matters

No Public Market for Common Stock

There is presently no public market for our common stock.  We anticipate applying for trading of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part.  However, we can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.

Stockholders of Our Common Shares

As of the date of this registration statement we have 27 registered shareholders.

Rule 144 Shares

A total of 3,000,000 shares of our common stock are available for resale to the public in accordance with the volume and trading limitations of Rule 144.  Pursuant to Rule 144, a person who has beneficially owned restricted shares of our common stock for at least six months is entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding the sale and (ii) we are subject to the Securities Exchange Act of 1934 periodic reporting requirements for at least three months before the sale.

Persons who have beneficially owned restricted shares of our common stock for at least six months but who are our affiliates at the time of, or at any time during the three months preceding the sale, are subject to additional restrictions.  Such person is entitled to sell within any three-month period only a number of securities that does not exceed the greater of either of the following:

•	1% of the total number of securities of the same class then outstanding, which will equal 38,800 shares as of the date of this prospectus; or

•	the average weekly trading volume of such securities during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale;

provided, in each case that we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale.

Such sales must also comply with the manner of sale and notice provisions of Rule 144.

As of the date of this prospectus, persons who are our affiliates hold all of the 3,000,000 shares that may be sold pursuant to Rule 144.

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Stock Option Grants

To date, we have not granted any stock options.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends.  The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

1.	we would not be able to pay our debts as they become due in the usual course of business; or

2.

our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends, and we do not plan to declare any dividends in the foreseeable future.

Plan of Operation

We are a development stage corporation. To date, our business operations have been limited to primarily, the development of a business plan, the completion of private placements for the offer and sale of our common stock, discussing the offer of coffee growing consulting services with potential customers and execution of the service agreement with Finca La Esmeralda, a private El-Salvadorian company. As of March 1 , 2013 we realized revenues of $2,400 from our business operations.

We are not raising any money in this offering. Our only sources for cash at this time are investments by shareholders in our company,cash advances from our sole director Francisco Douglas Magana and revenues pursuant to the signed agreement.

There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us. Failure to raise additional financing will cause us to go out of business.  If this happens, you could lose all or part of your investment.

Our office is currently located at Res. San Antonio Bk 10, Pje 7 N5 San Antonio Del Monte, Sonsonate, El Salvador,  SV-106090030. This is the office of our Director, Mr. Francisco Douglas Magana.  We do not pay any rent to Mr. Magana and there is no agreement to pay any rent in the future.  Upon the completion of our offering, we do not intend to establish an office elsewhere. To service our current contract with Finca La Esmeralda we are relying on equipment from Mr. Magana’s business, FDMag S.A. de C.V.  We anticipate to rely on Mr. Magana’s current business resources until we have available funds to obtain our own equipment and PCs. Currently, this option is highly questionable, as no significant revenues are anticipated until we fully implement our business plan.

We will not be conducting any product research or development. We do not expect to purchase or sell plant or significant equipment. Further we do not expect significant changes in the number of employees. Upon completion of our public offering, our specific goal is to profitably sell our services.

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Following the date of this registration statement, our business plan for the next 12 months is as follows:

February-June, 2013: Negotiate service agreements with potential customers.

Initially, our sole officer and director, Mr. Magana, will look for potential customers. On November 26, 201 2 , we signed a service agreement with Finca La Esmeralda, a private El-Salvadorian company. During February-June, 2013 we plan to contact and start negotiations with other potential customers in El Salvador through our officer and sole director Francisco Magana’s network of friends and business associates in El Salvador.  We will negotiate terms and conditions of collaboration. We will continue to search for new potential customers during the life of our operations. As of March 1 , 2013 Finca La Esmeralda is the only El-Salvadorian company with which we have signed service agreement.

Even though the negotiation of additional agreements with customers will be ongoing during the life of our operations, we cannot guarantee that we will be able to find successful agreements, in which case our business may fail and we will have to cease our operations.

Even if we are able to obtain sufficient number of service agreements at the end of the twelve month period, there is no guarantee that we will be able to attract and more importantly retain enough customers to justify our expenditures. If we are unable to generate a significant amount of revenue and to successfully protect ourselves against those risks, then it would materially affect our financial condition and our business could be harmed.

We are not raising any money in this offering. Our only sources for cash at this time are investments by shareholders in our company, cash advances from our sole director Mr. Francisco Douglas Magana and revenues realized pursuant to the signed agreement. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us. Failure to raise additional financing will cause us to go out of business.  If this happens, you could lose all or part of your investment.

April-July, 2013: Commence Marketing Campaign. Estimated cost $7,000.

We intend to use marketing strategies, such as web advertisements, direct mailing, and phone calls to acquire potential customers. We also  expect  to get  new  clients  from  "word  of  mouth" advertising  where our new  clients will  refer  their  colleagues to us.

We also plan to attend shows and exhibitions in commercial coffee growing and processing, which help commercial coffee growers in El Salvador come face to face and find new business opportunities and partners. We intend to spend about $7,000 on marketing efforts during the first year. Marketing is an ongoing matter that will continue during the life of our operations.

August-October, 2013: Develop Website. Estimated Cost $3,000.

By August of 2013 of 2012, assuming available recourses and company growth as planned we intend to begin developing our website.  Our director, Mr. Magana will be in charge of registering our web domain. Once we register our web domain, we plan to hire a web designer to help us design and develop our website. We do not have any written agreements with any web designers at current time.  The website development costs, including site design and implementation will be approximately $3,000.  Updating and improving our website will continue throughout the lifetime of our operations.

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October, 2013-February, 2014: Hire Part-Time Coffee Growing and processing Specialist. Estimated Cost $5,000

Initially, our director will look for potential customers in commercial coffee growing industry. We intend to use marketing strategies, such as direct mailing, phone calls and e-mails to potential customers. Once we begin to execute additional service agreements and have funds available for growth we may hire one part-time coffee growing and processing specialist with good knowledge and broad connections to the commercial coffee growing industry. This individual will be an independent contractor compensated solely in the form of commissions, calculated as a percentage of net profits generated from execution of service agreements.

We therefore expect to incur the following costs in the next 12 months in connection with our business operations:

Marketing costs	$ 7,000
Website development costs	3,000
Commissions of PT Consulting Specialist	5,000
Estimated cost of this offering	8,000
Costs associated with being a publicly reporting company	7,000
Total	$30,000

Our current cash reserves are not sufficient to meet our obligations for the next twelve-month period.  As a result, we will need to seek additional funding in the near future. We anticipate that additional funding will be from the sale of additional common stock or revenues realized pursuant to the signed agreement with Finca La Esmeralda.  We may seek to obtain short-term loans from our director as well, although no such arrangement has been made.

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Limited operating history; need for additional capital

There is no historical financial information about us upon which to base an evaluation of our performance. We are in start-up stage operations and have  generated  revenues of $2,400 as of March 1 , 2013. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns due to price and cost increases in services and products.

 Our current cash reserves are not sufficient to meet our obligations for the next twelve-month period.  As a result, we will need to seek additional funding in the near future.

We anticipate that additional funding will be from the sale of additional common stock.  We may seek to obtain short-term loans from our director as well, although no such arrangement has been made.  At this time, we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock or through a loan from our director to meet our obligations over the next twelve months.  We do not have any arrangements in place for any future equity financing.  If we are unable to raise the required financing, our operations could be materially adversely affected and we could be forced to cease operations.

Results of Operations for Period Ending December 31, 2012

Since our inception on September 7, 2012 to December 31, 2012, we have earned net income of $951. Pursuant to the consulting agreement signed with Finca La Esmeralda we recognized our first revenues of $2,400 on December 28, 2012. We incurred operating expenses in the amount of $1,211 for the period from our inception on September 7, 2012 to December 31, 2012.  These operating expenses were comprised $612 for bank charges and $599 for miscellaneous fees.   As of December 31, 2012 we had cash of $23,663 in our bank accounts. However, we expect to incur substantial business operation costs including but not limited to marketing costs, website development costs, commissions of part time specialist, costs of this offering and costs associated with being a publicly reporting company and therefore we anticipate that we will incur substantial losses over the next 12 months.

We are dependent upon obtaining financing to continue with our business plan.

Changes In and Disagreements with Accountants

We have had no changes in or disagreements with our accountants.

 Available Information

We have filed a registration statement on Form S-1 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus.  This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits.  Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company.  We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials.  You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission’s principal office in Washington, D.C.  Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street NE, Washington, D.C. 20549.  D.C. 20549.  Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms.

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The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission.  Our registration statement and the referenced exhibits can also be found on this site.

Reports to Security Holders

Upon effectiveness of this Prospectus, we will be subject to the reporting and other requirements of the Exchange Act.  We will make available to our shareholders annual reports containing financial statements audited by our independent auditors and our quarterly reports containing unaudited financial statements for each of the first three quarters of each year; however, we will not send the annual report to our shareholders unless requested by an individual shareholder.

The public may read and copy any materials that we file with the SEC at the SEC's Public Reference Room at 100 F Street, NE, Washington, D.C. 20549.  The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.  The address of that site is www.sec.gov.

Directors, Executive Officers, Promoters and Control Persons

Our executive officer and director and his age as of the date of this prospectus is as follows:

Director:

Name of Director	Age

Francisco Douglas Magana	31

Executive Officers:

Name of Officer	Age	Office

Francisco Douglas Magana	31	President, Chief Executive Officer, Treasurer, Chief Financial Officer and Chief Accounting Officer, Secretary

Biographical Information

Set forth below is a brief description of the background and business experience of our officers and sole director for the past five years.

Mr. Magana has acted as our sole President, Chief Executive Officer, Treasurer, Chief Financial Officer, Chief Accounting Officer, Secretary and sole member of our board of directors since our incorporation on September 7, 2012. Mr. Magana owns 77.32% of the outstanding shares of our common stock.

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Mr. Magana graduated with a Bachelor of Science in Agriculture from Universidad de El Salvador (University of El Salvador) in 2004. After graduation Mr. Magana has been working for various coffee plantations and mills in El Salvador (Santa Maria coffee farm from September, 2004 to December, 2005 as a farm supervisor and Coffee Mill Ataspasco from January, 2006 to January, 2007 as a mill supervisor) , whose businesses were involved in the cultivation, harvesting methods, processing, packaging, storing and marketing of coffee.  In 2007 Mr. Magana opened his own agricultural company FDMag S.A. de C.V. specializing in commercial production of coffee.  As of the date of the prospectus Mr. Magana still works for company FDMag S.A. de C.V as a director. His job responsibilities as a director include forecast, plan and implementation of commercial production of coffee with the focus on achieving high standards for plantation cultivation, safety and productivity, and insurance of the sufficient manpower to meet cultivation goals. Since 2009 and until present in addition to production of coffee Mr. Magana has been providing consulting services to coffee growers in El Salvador and Central America.  Since 2007 FDMag S.A. de C.V. is the only company Mr. Magana has worked for. Mr. Magana intends to devote close to 40% (25 hours /week) of his time to planning and organizing activities of Vanell, Corp.

Mr. Magana’s qualifications to serve on our Board of Directors are primarily based on his nearly five years of experience as a business owner, his business experience and qualifications with FDMag S.A. de C.V., his entrepreneurial desire to start Vanell, Corp. as a new business. Mr. Magana will assist the Company in the prioritization of tasks to accomplish maximum results, timely completion of projects and address organizational problems with innovative solutions. As a Director of FDMag S.A. de C.V, Mr. Magana brings to Vanell, Corp. experience in commercial coffee growing that is at the heart of Vanell’s business plan. Mr. Magana has the background and experience to guide us as we develop our business. Due to Mr. Magana’s experience and background in the commercial coffee growing industry, the shareholders felt Mr. Francisco Douglas Magana should serve as a director of the company.

During the past ten years, Mr. Magana has not been the subject to any of the following events:

     1. Any bankruptcy petition filed by or against any business of which Mr. Magana was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

     2. Any conviction in a criminal proceeding or being subject to a pending criminal proceeding.

     3. An order, judgment, or decree, not subsequently reversed, suspended or vacated, or any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting Mr. Magana’s involvement in any type of business, securities or banking activities.

     4. Found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Future Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

Significant Employees

We have no significant employees other than our officers and sole director.

Audit Committee Financial Expert

We do not have an audit committee financial expert.  We do not have an audit committee financial expert because we believe the cost related to retaining a financial expert at this time is prohibitive.  Further, because we have no operations, at the present time, we believe the services of a financial expert are not warranted.

Conflicts of Interest

Mr. Francisco D. Magana, our President will be devoting approximately 40% (25 hours/week) of him time to our operations. Because Mr. Magana will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to him.  As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a cessation of operations.

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Executive Compensation

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our executive officers by any person for all services rendered in all capacities to us for the fiscal period from our incorporation on September 7, 2012 to December 31, 2012 (our fiscal year end) and subsequent thereto to the date of this prospectus.

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Francisco Douglas Magana President, CEO, CFO, Treasurer, Chief Accounting Officer, sole director and Secretary	2012	None	None	None	None	None	None	None	None
Francisco Douglas Magana President, CEO, CFO, Treasurer, Chief Accounting Officer, sole director and Secretary	2013	None	None	None	None	None	None	None	None

Stock Option Grants

We have not granted any stock options to our executive officer since our inception.

Consulting Agreements

We do not have an employment or consulting agreement with our officer or director.  We do not pay him for acting as a director or officer.

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Security Ownership of Certain Beneficial Owners and Management

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding common stock as of the date of this prospectus, and by the officers and directors, individually and as a group.  Except as otherwise indicated, all shares are owned directly.

Title of	Name and address	Amount of beneficial	Percent
Class	of beneficial owner	ownership	of class
Common	Francisco Douglas Magana	3,000,000	77.32%
Stock	President, Chief Executive Officer, Chief Financial Officer,
	Treasurer, Chief Accounting Officer, sole Director and Secretary
	Res. San Antonio Bk. 10, Pje. 7 N5 San Antonio Del Monte, Sonsonate, El Salvador, SV-106090030
Common	Officer and Director as a	3,000,000	77.32%
Stock	group that consists of one person	shares

The percent of class is based on 3,880,000 shares of common stock issued and outstanding as of the date of this prospectus.

Certain Relationships and Related Transactions

None of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us, except as indicated:

• Any of our directors or officers;

• Any person proposed as a nominee for election as a director;

• Any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to our outstanding shares of common stock;

• Any relative or spouse of any of the foregoing persons who has the same house as such person;

• Immediate family members of directors, director nominees, executive officers and owners of 5% or more of our common stock.

On October 1, 2012 we issued a total of 3,000,000 shares of restricted common stock to Mr. Magana for total cash proceeds of $3,000.

Disclosure of Commission Position Of Indemnification for
Securities Act of 1933 Liabilities

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act of 1933 is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to court of appropriate jurisdiction.  We will then be governed by the court's decision.

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FINANCIAL STATEMENTS

Index to Financial Statements:

1.	Report of Independent Registered Public Accounting Firm;

2.	Audited financial statements for the period from inception (September 7, 2012) to December 31, 2012

	a.	Balance Sheet;
	b.	Statement of Operations;
	c.	Statement of Cash Flows;
	d.	Statement of Stockholders' Equity; and
	e.	Notes to Financial Statements

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RONALD R. CHADWICK, P.C.

Certified Public Accountant

2851 South Parker Road, Suite 720

Aurora, Colorado  80014

Telephone (303)306-1967

Fax (303)306-1944

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors

Vanell, Corp.

Henderson, Nevada

I have audited the accompanying balance sheet of Vanell, Corp. (a development stage company) as of December 31, 2012, and the related statements of operations, stockholders' equity and cash flows for the period from September 7, 2012 (inception) through December 31, 2012. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Vanell, Corp. as of December 31, 2012, and the results of its operations and its cash flows for the period from September 7, 2012 (inception) through December 31, 2012 in conformity with accounting principles generally accepted in the United States of America.

Aurora, Colorado January 16, 2013	Ronald R. Chadwick, P.C. RONALD R. CHADWICK, P.C.

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VANELL, CORP. (A DEVELOPMENT STAGE COMPANY) BALANCE SHEET
DECEMBER 31, 2012
ASSETS
Current Assets
Cash	$ 23,663
Total current assets	23,663

Total assets	$ 23,663
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
Current liabilities
Income tax payable	238
Loans from Shareholders	274
Total liabilities	512

Stockholders’ Equity
Common stock, $0.001 par value, 75,000,000 shares authorized;
3,880,000 shares issued and outstanding	3,880
Additional paid-in-capital	18,320
Retained Earnings	951
Total stockholders’ equity	23,151
Total liabilities and stockholders’ equity	$ 23,663

The accompanying notes are an integral part of these financial statements.

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VANELL, CORP. (A DEVELOPMENT STAGE COMPANY) STATEMENT OF OPERATIONS
FOR THE PERIOD FROM INCEPTION (SEPTEMBER 7, 2012) to DECEMBER 31, 2012
Revenues	$ 2,400

Operating Expenses

General and administrative expenses	1,211
Total operating expenses	1,211

Net income from operations	1,189

Provision for corporate income taxes	238

Net income	$ 951
Loss per common share – Basic	(0.00)
Weighted Average Number of Common Shares Outstanding-Basic	2,711,624

The accompanying notes are an integral part of these financial statements.

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VANELL, CORP. (A DEVELOPMENT STAGE COMPANY) STATEMENT OF STOCKHOLDERS’ EQUITY FOR THE PERIOD FROM INCEPTION (SEPTEMBER 7, 2012) TO DECEMBER 31, 2012
	Number of common Shares	Amount	Additional Paid-in- Capital	Deficit accumulated during the development stage	Total
Balance at inception	-	$ -	$ -	$ -	$ -
Common shares issued for cash at $0.001	3,000,000	3,000	-	-	3,000
Common shares issued for cash at $0.02	720,000	720	13,680	-	14,400
Common shares issued for cash at $0.03	160,000	160	4,640	-	4,800
Net income	-	-	-	951	951
Balance as of December 31, 2012	3,880,000	$ 3,880	$ 18,320	$ 951	$ 23,151

The accompanying notes are an integral part of these financial statements.

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VANELL, CORP. (A DEVELOPMENT STAGE COMPANY) STATEMENT OF CASH FLOWS
FOR THE PERIOD FROM INCEPTION (SEPTEMBER 7, 2012) to DECEMBER 31, 2012
Operating Activities
Net income Income taxes payable	$ 951 238
Net cash provided by (used in) operating activities	1,189
Financing Activities
Sale of common stock	22,200
Loans from Shareholders	274
Net cash provided by financing activities	22,474
Net increase (decrease) in cash and equivalents	23,663
Cash and equivalents at beginning of the period	-
Cash and equivalents at end of the period	$ 23,663
Supplemental cash flow information:
Cash paid for:
Interest	$ -
Taxes	$ -
Non-Cash Financing Activities	$ -

The accompanying notes are an integral part of these financial statements.

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VANELL, CORP.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

DECEMBER 31, 2012

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and Description of Business

VANELL, CORP. (“the Company”) was incorporated under the laws of the State of Nevada, U.S. on September 7, 2012.  The Company is in the development stage as defined under Statement on Financial Accounting Standards Accounting Standards Codification FASB ASC 915-205 "Development-Stage Entities.”  Since inception through December 31, 2012 the Company has income of $951. Company provides consulting services to commercial growers of coffee in El Salvador.

Cash and Cash Equivalents

The Company considers all highly liquid instruments purchased with a maturity of three months or less to be cash equivalents to the extent the funds are not being held for investment purposes.

The Company's bank accounts are deposited in insured institutions. The funds are insured up to $250,000. At December 31, 2012 the Company's bank deposits did not exceed the insured amounts.

Basic Income (Loss) Per Share

The Company computes loss per share in accordance with “ASC-260”, “Earnings per Share” which requires presentation of both basic and diluted earnings per share on the face of the statement of operations. Basic loss per share is computed by dividing net loss available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted loss per share gives effect to all dilutive potential common shares outstanding during the period.  Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive.

Dividends

The Company has not adopted any policy regarding payment of dividends. No dividends have been paid during any of the periods shown.

Income Taxes

The Company follows the liability method of accounting for income taxes.  Under this method, deferred income tax assets and liabilities are recognized for the estimated tax consequences attributable to differences between the financial statement carrying values and their respective income tax basis (temporary differences).  The effect on deferred income tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Foreign Currency Translation

The Company's functional currency and its reporting currency is the United States dollar.

Advertising Costs

The Company’s policy regarding advertising is to expense advertising when incurred. The Company incurred advertising expense of $0 during as at December 31, 2012.

Accounting Basis

The Company uses the accrual basis of accounting and accounting principles generally accepted in the United States of America (“GAAP” accounting).  The Company has adopted December 31 fiscal year end.

Impairment of Long-Lived Assets

The Company continually monitors events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable. When such events or changes in circumstances are present, the Company assesses the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through undiscounted expected future cash flows. If the total of the future cash flows is less than the carrying amount of those assets, the Company recognizes an impairment loss based on the excess of the carrying amount over the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or the fair value less costs to sell.

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Recent accounting pronouncements

We have reviewed all the recent accounting pronouncements issued to date of the issuance of these financial statements, and we do not believe any of these pronouncements will have a material impact on the company.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Stock-Based Compensation

As of December 31, 2012 the Company has not issued any stock-based payments to its employees. Stock-based compensation is accounted for at fair value in accordance with SFAS ASC 718, when applicable. To date, the Company has not adopted a stock option plan and has not granted any stock options.

Revenue Recognition

The Company will recognize revenue when products are fully delivered or services have been provided and collection is reasonably assured.

The Company will recognize revenue in accordance with Accounting Standards Codification No. 605, Revenue recognition ("ASC-605"), ASC-605 requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the selling price is fixed and determinable; and (4) collectability is reasonably assured. Determination of criteria (3) and (4) are based on management's judgments regarding the fixed nature of the selling prices of the services delivered and the collectability of those amounts. Provisions for discounts and allowances to the customers, and other adjustments are provided for in the same period the related sales are recorded. The Company will defer any revenue for which the service has not been delivered or is subject to refund until such time that the Company and the customer jointly determine that the service has been delivered or no refund will be required. The Company earns revenues from providing consulting services to commercial coffee growers.

NOTE 2 – COMMON STOCK

The Company has 75,000,000 common shares authorized with a par value of $ 0.001 per share. On October 2, 2012, the Company issued 3,000,000 shares of its common stock at $0.001 per share for total proceeds of $3,000. In October and November 2012, the Company issued 720,000 shares of its common stock at $0.02 per share for total proceeds of $14,400. In December 2012, the Company issued 160,000 shares of its common stock at $0.03 per share for total proceeds of $4,800.

During the period September 7, 2012 (inception) to December 31, 2012, the Company sold a total of 3,880,000 shares of common stock for total cash proceeds of $22,200.

NOTE 3 – RELATED PARTY TRANSACTIONS

On October 2, 2012, the Company sold 3,000,000 shares of common stock at a price of $0.001 per share to its director.

On September 7, 2012, the Director loaned $274 to the Company to pay for incorporation expenses. This loan is non-interest bearing, due upon demand and unsecured.

NOTE 4 – SUBSEQUENT EVENTS

The Company has evaluated subsequent events from December 31, 2012 to the date the financial statements were issued and has determined that there are no items to disclose.

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SUBJECT TO COMPLETION, DATED _____________, 2013

PROSPECTUS

VANELL, CORP.

880,000 SHARES

COMMON STOCK

Dealer Prospectus Delivery Obligation

Until ________________________, all dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a prospectus.  This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

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Part II.  Information Not Required In the Prospectus

Other Expenses of Issuance and Distribution

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee	$20
Transfer Agent Fees	2,000
Accounting fees and expenses	3,000
Legal fees and expenses	2,500
Edgar filing fees	480

Total	$8,000

All amounts are estimates other than the Commission's registration fee.

We are paying all expenses of the offering listed above.  No portion of these expenses will be borne by the selling shareholders.  The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or other costs of sale.

Indemnification of Directors and Officers

Our sole officer and director is indemnified as provided by the Nevada Revised Statutes (“NRS”) and our bylaws.

Under the NRS, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation; that is not the case with our Articles of Incorporation.  Excepted from that immunity are:

(1)	a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

(2)	a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

(3)	a transaction from which the director derived an improper personal profit; and

(4)	willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

(1)	such indemnification is expressly required to be made by law;

(2)	the proceeding was authorized by our Board of Directors;

(3)	such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or

(4)	such indemnification is required to be made pursuant to the bylaws.

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Our bylaws provide that we will advance all expenses incurred to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was our director or officer, or is or was serving at our request as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request.  This advance of expenses is to be made upon receipt of an undertaking by or on behalf of such person to repay said amounts should it be ultimately determined that the person was not entitled to be indemnified under our bylaws or otherwise.

Our bylaws also provide that no advance shall be made by us to any officer in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision- making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to our best interests.

Recent Sales of Unregistered Securities

We issued 3,000,000 shares of our common stock to Mr. Magana on October 1, 2012, who has been our President, Chief Executive Officer, Treasurer, and our sole director since our inception on September 7, 2012.  He acquired these 3,000,000 shares at a price of $0.001 per share for total proceeds to us of $3,000.00.  These shares were issued pursuant to Regulation S promulgated pursuant to the Securities Act of 1933.

The shares were issued with a Rule 144 restrictive legend.

As of March 1 , 2013 Mr. Magana had 3,000,000 restricted shares of common stock of Vanell, Corp.

We completed an offering of 720,000 shares of our common stock at a price of $0.02 per share to the following 18 purchasers on November 19, 2012:

Name of Subscriber	Number of Shares
Adan Adolfo Merlos Linares	40,000
Luis Alonso Barrientos Lopez	40,000
Roberto Orlando Garcia Tejada	40,000
Edgar Orlando Rivera	40,000
Marvin Benedicto Lue Morales	40,000
Sarai Del Socorro Beltran Leonardo	40,000
Fatima Sofia Rodas Delgado	40,000
Sergio Ulises Armas Hernandez	40,000
Elmer Leonidas Mendez Aquino	40,000
Nelson Gerardo Paredez Guzman	40,000
Xiomara Magdalena Ventura de Fajardo	40,000
Antonio de Jesus Ortiz Espinoza	40,000
Cecilia del Carmen Morales Ramon	40,000
Cesar Armando Castillo Acevedo	40,000
Tatiana Fabiola Alas Morales	40,000
Claudia Maria Colindres Mendez	40,000
Guadalupe Araceli Barillas Lopez	40,000
Leticia Lizzette Gracia Chavez	40,000

The total amount received from this offering was $14,400.  We completed this offering pursuant to Regulation S of the Securities Act.

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We completed an offering of 160,000 shares of our common stock at a price of $0.03 per share to the following 8 purchasers on December 14, 2012:

Name of Subscriber	Number of Shares
Jaime Henry Martinez Lemus	20,000
Claudia Morales de Magana	20,000
Douglas Antonio Orozco Lemus	20,000
Guillermo Alexander Lopez Moran	20,000
Julio Renaldo Catota	20,000
Mauricio Marcelo Shupan Pinto	20,000
Moises Alberto Mejia Rivas	20,000
Sandra Elizabeth Ruiz Lemus	20,000

The total amount received from this offering was $4,800.  We completed this offering pursuant to Regulation S of the Securities Act.

Regulation S Compliance

Each offer or sale was made in an offshore transaction;

We did not make any directed selling efforts in the United States.  We also did not engage any distributors, any respective affiliates, nor any other person on our behalf to make directed selling efforts in the United States;

Offering restrictions were, and are, implemented;

No offer or sale was made to a U.S. person or for the account or benefit of a U.S. person;

Each purchaser of the securities certifies that it was not a U.S. person and was not acquiring the securities for the account or benefit of any U.S. person;

Each purchaser of the securities agreed to resell such securities only in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act of 1933, or pursuant to an available exemption from registration; and agreed not to engage in hedging transactions with regard to such securities unless in compliance with the Securities Act of 1933;

The securities contain a legend to the effect that transfer is prohibited except in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act of 1933, or pursuant to an available exemption from registration; and that hedging transactions involving those securities may not be conducted unless in compliance with the Securities Act of 1933; and

We are required by law to refuse to register any transfer of the securities not made in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act of 1933, or pursuant to an available exemption from registration.

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Exhibits

Exhibit
Number	Description

3.1	Articles of Incorporation *
3.2	By-Laws *
5.1	Opinion of Stepp Law Corporation, with consent to use *
10.1	Professional Service Agreement with Finca La Esmeralda *
23.1	Consent of Ronald R. Chadwick, P.C.

*Previously filed

The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

	(a)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b)

To reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; Notwithstanding the forgoing, any increase or decrease in Volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the commission pursuant to Rule 424(b)if, in the aggregate, the changes in the volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(c)

To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

2.

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

4.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to officers, directors, and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities is asserted our director, officer, or other controlling person in connection with the securities registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction.  We will then be governed by the final adjudication of such issue.

5.

Each prospectus filed pursuant to Rule 424(b) as part of a Registration statement relating to an offering, other than registration statements relying on Rule 430(B) or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by referenced into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in San Antonio Del Monte, El Salvador, on March 1 , 2013.

Vanell, Corp.

By:/s/ Francisco Douglas  Magana
Francisco Douglas Magana

President, Chief Executive Officer,
Treasurer, Chief Accounting Officer, Chief Financial Officer, sole Director and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.

SIGNATURE	CAPACITY IN WHICH SIGNED	DATE

/s/ Francisco Douglas Magana	President, Chief Executive	March 1 , 2013
Officer, Treasurer,
Francisco Douglas Magana	Chief Accounting Officer,
Chief Financial Officer
sole Director and Secretary

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EXHIBIT INDEX

Exhibit No.	Document Description
3.1	Articles of Incorporation *
3.2	By-Laws *
5.1	Opinion of Stepp Law Corporation, with consent to use *
10.1	Professional Service Agreement with Finca La Esmeralda *
23.1	Consent of Ronald R. Chadwick, P.C.

*Previously filed

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